(Local Currency-Single Jurisdiction)

SCHEDULE
TO THE
MASTER AGREEMENT

dated as of January 18, 2013

between

MANUFACTURERS AND TRADERS TRUST COMPANY ("Party A") and IEC ELECTRONICS CORP. ("Party B")

Part 1. **Termination Provisions.**

(a) **"Specified Entity"** means in relation to Party A and Party B for the purpose of:

Section 5(a)(v), N/A
Section 5(a)(vi), N/A
Section 5(a)(vii), N/A
Section 5(b)(ii), N/A

(b) **"Specified Transaction"** will have the meaning specified in Section 12 of this Agreement.

(c) The **"Cross Default"** provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B.

"Specified Indebtedness" will have the meaning specified in Section 12 of this Agreement.
"Threshold Amount" will mean:

For Party A: Three percent of consolidated shareholders' equity.
For Party B: $500,000.

(d) The **"Credit Event Upon Merger"** provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B.

(e) The **"Automatic Early Termination"** provision of Section 6(a) will not apply to Party A or Party B.

(f) **Payments on Early Termination.** For purposes of Section 6(e) of this Agreement:

(i) Market Quotation will apply; and
(ii) Second Method will apply.

Notwithstanding any provision of Section 6 to the contrary, any obligation of the Non-Defaulting or non-Affected Party to make any payment to a Defaulting or an Affected Party under Section 6 shall be conditioned upon the payment (by setoff, cash payment or otherwise) in full of all obligations, contingent or absolute, matured or unmatured, of the Defaulting or Affected Party and/or its Affiliates to the Non-Defaulting or non-Affected Party and/or its Affiliates.

(g) **"Additional Termination Event"** will apply. The following shall constitute an Additional Termination Event:

If for any reason or no reason, Party B prepays in whole at any time the Term Loan B Note ("Note") under Exhibit F in the Amended and Restated Credit Facility Agreement ("Credit Agreement) dated January 17, 2013, between Party B and Party A (as such note may be amended, restated or extended from time to time), in which case the Early Termination Date shall be the date of the prepayment and Party B shall be the Affected Party. It shall also be an Additional Termination Event if Party A ceases to be a counterparty to the Credit Agreement.

(h) Section 5(a)(iii)(2) will not apply if the failure of a Credit Support Document made by a Credit Support Party to be in full force and effect is due to merger of such Credit Support Party into either Party B or another existing Credit Support party that by law or contract assumes the merged Credit Support Party's obligations, or due to another transaction permitted by the Credit Agreement (defined below)

Part 2. **Agreement to Deliver Documents.**

For the purpose of Section 4(a) of this Agreement, each party agrees to deliver the following documents, as applicable:

Party required to deliver document	**Form/Document/ Certificate**	**Date on which to be delivered**	**Covered by Section 3(d) Representation**
Party A and Party B	Authorizing Resolutions	Execution of Agreement	Yes
Party B	Officer's Certificate	Execution of Agreement	Yes
Party B	Financial Statements(1)	(l)	Yes

(l) Delivery by Party B and by the Credit Support Provider to Party A of the financial information required under the Loan Documents Credit Support Documents described below, within the time periods set forth in such Loan Documents Credit Support Documents, shall satisfy Party B's financial statement delivery obligation under this Agreement.

Part 3. **Miscellaneous.**

(a) **Addresses for Notices**. For the purpose of Section 10(a) of this Agreement:

Address for notices or communications to Party A:

Address: One M&T Plaza, Buffalo, NY 14203

Attention: Sharon Terpin

Facsimile No.: (716) 842-5281 Telephone No.: (716) 842-4466

Electronic Messaging System Details: None

Address for notices or communications to Party B:

Address: 105 Norton Street
Newark, NY 14513

Attention: Vincent Leo, CFO

Facsimile No.: (315) 331-3547 Telephone No.: (315)332-4443

Electronic Messaging System Details: None

(b) **Calculation Agent.** The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction or unless an Event of Default has occurred with respect to Party A in which case the Calculation Agent shall be a Reference Market-Maker selected by Party B.

(c) **Credit Support Document.** Details of any Credit Support Documents:

See APPENDIX A attached herto and made a part hereof.

Any other loan agreement, line of credit agreement, guaranty, mortgage, deed of trust, security agreement, pledge agreement, financing statement, letter of credit application or agreement, or any other instrument, agreement or document previously, simultaneously with or hereafter executed and delivered by Party B as security for or as surety or guaranty of, any obligation of party B to Party A or any Affiliate of Party A, whether or not this Agreement is specifically referred to therein.

Each Credit Support Document is incorporated in this Agreement by reference as if fully set forth herein.

(d) **Credit Support Provider**. Credit Support Provider means in relation to Party B:

See APPENDIX B attached hereto and made a part hereof.

(e) **Governing Law**. The parties acknowledge that this Agreement has been documented on standardized forms developed by the International Swaps and Derivatives Association in substantial

reliance on the laws of the State of New York. The parties agree that the foregoing constitutes a reasonable basis upon which the parties may elect the laws of the State of New York as governing law for this Agreement. As such, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine. In the event a court of competent jurisdiction shall determine not to enforce the parties choice of law made herein for any reason whatsoever, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without reference to choice of law doctrine.

(f) **Netting of Payments.** Subparagraph (ii) of Section 2(c) of this Agreement will not apply.

(g) **Single Agreement.** In furtherance (but not in limitation) of Section 1(c) of the Master Agreement, Party A and Party B expressly agree that they are entering into this Master Agreement and all Transactions hereunder in reliance on the fact that the Master Agreement and all Transactions are separate and distinct from any obligation of Party B to Party A for borrowed money (a "Debt"), notwithstanding that: (i) Party B entered into the Master Agreement and any Transaction contemporaneously with incurring the Debt; (ii) instruments and agreements evidencing or securing the Debt refer to this (or any) Master Agreement and Party B's obligations hereunder; or (iii) instruments and agreements evidencing or securing the Debt may serve as Credit Support Documents. Party A and Party B further expressly agree that they would not have entered into this Master Agreement or any Transactions if the fact stated in the immediately preceding sentence is false.

Part 4. **Other Provisions.**

(a) **Definitions.** The International Swap Dealers Association, 2000 ISDA Definitions, as from time to time amended or supplemented (the "Definitions"), are incorporated herein by reference and made a part hereof; provided, that the term "Swap Transaction", as defined in the Definitions, shall mean "Transaction", as defined in this Agreement; and further provided, that in the event of a conflict between the Definitions and this Agreement, then this Agreement shall control.

(b) **Confirmations; Inconsistency; Recorded Conversations.** Notwithstanding anything to the contrary in this Agreement:

(i) The parties hereto agree that with respect to each Transaction hereunder a legally binding agreement shall exist from the moment that the parties hereto agree on the essential terms of such Transaction, which the parties anticipate will occur by telephone.

(ii) As soon as practicable after agreement regarding a Transaction as set forth above, Party A shall complete a Confirmation setting forth the terms agreed by the parties and shall execute and deliver the Confirmation to Party B (which delivery may be effected by email transmission, with a hard copy to follow by overnight courier). Unless Party B objects to the terms of the Confirmation within five Business Days after receipt thereof, those terms shall be deemed accepted and correct absent manifest error, in which case that Confirmation will be sufficient to form a binding supplement to this Agreement notwithstanding Section 8(e)(ii) of this Agreement, and the failure of Party B to sign and return a Final Confirmation shall not affect the validity or enforceability of the relevant Transaction.

(iii) In the event of any inconsistency between any of the following documents, the relevant

document first listed shall govern: (i) a Confirmation, (ii) this Schedule, (iii) the definitions, if any, incorporated by reference in a Transaction, and (iv) the printed form of ISDA Master Agreement.

(iv) Each party and any of its Affiliates may electronically record any of its telephone conversations with the other party or with any of the other party's Affiliates in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.

(c) **Additional Representations.** Party B represents and warrants to Party A that: (i) there has been no material adverse change in its financial condition since the last day of the one-year period covered by its most recently prepared year-end financial statement except as provided in the Credit Agreement; (ii) Party B is an "eligible contract participant," as such term is defined in the Commodity Exchange Act, as amended; and
(iii) Party B is entering into this Agreement and all Transactions hereunder as principal, for its own account and risk, and not as an agent, fiduciary or in any other capacity.

(d) **Additional Agreements.** Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to the party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event).

(e) **Set-off.**

(i) Notwithstanding any provision of this Agreement that may be to the contrary, in the event of a designation of an Early Termination Date as a result of the occurrence of an Event of Default, if the party designating the Early Termination Event (the "Designating Party") is obligated to pay an amount to the Defaulting under Section 6, then the Designating Party may set off and apply such amount against the Dollar Equivalent (as determined by it) of any obligations of the Defaulting to the Designating Party (including without limitation principal, interest, indemnity or reimbursement for losses), whether matured or unmatured, contingent or absolute, and whether arising under any loan or credit agreement, note, guaranty or otherwise (regardless in each case of the office or branch through which the Party is acting), and such set off and application shall satisfy the obligations hereunder of the Designating Party to the Defaulting to the extent such amount is so set off and applied.

(ii) Nothing in this Part 4(e) shall be effective to create a charge or other security interest. This Part 4(e) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(f) Amendment to Transfer Provision: Transfer. The provisions of Section 7 of this Agreement are amended by adding the following paragraph at the end of such section:

Notwithstanding the provisions of this Section 7, a party ("X") will not unreasonably withhold or delay its consent to assignment by the other party ("Y") of this Agreement or any Transaction hereunder to a third party, provided that (i) such third party resides in a tax and legal jurisdiction acceptable to X, (ii) such assignment and assumption of this Agreement or any Transaction hereunder is properly documented and executed by all relevant parties and (iii) such third party meets all of X's then existing counterparty eligibility requirements including credit practices and policies and exposure limits (which with respect to item (iii), in the case of where Party A is the transferor, shall be deemed to be met if such third party is a Lender or will become a Lender at or prior to the effective date of such transfer).

Waiver of Right to Trial by Jury. Each of the parties hereto hereby irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

(g) **Severability.** In the event any provision contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provision with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

(h) **Independent Reliance.** Except as provided in Section 3 of the Agreement, each of Party A and Party B represents to the other that such party is entering into this Agreement and will enter into each Swap Transaction in reliance on such tax, accounting, regulatory, legal and financial advice as such party deems necessary and not upon any view or opinion expressed by the other party, including but not limited to, any view or opinion expressed regarding expected future interest rate levels or currency exchange rates. Each of Party A and Party B also represents to the other that such party (either independently or in connection with such party's advisors) has such knowledge and experience with respect to transactions of the type and nature contemplated by this Agreement and, as such, is fully capable of evaluating, and has evaluated, the merits and risks of the Transactions contemplated by this Agreement without reliance on any representation of the other party.

(i) **No Fiduciary Duty.** Each of Party A and Party B represents to the other that no fiduciary relationship is or has been established or created by virtue of this Agreement or any Transaction or by virtue of any statement made by any party relating to this Agreement or any Transaction.

(j) **Master Agreement.** In addition to and not in limitation of any other provision hereof, it is the express intention of the parties that this Agreement (including the Schedule) and each Confirmation constitute a master swap agreement within the meaning of 12 U.S.C. 182 1(e)(8) and 11 U.S.C. 101(55), as from time to time amended, and any successor provisions of similar import.

(k) **Other Obligations.** The obligations of Party B under this Agreement, including without limitation any amounts that are or may become due from Party B to Party A under Section 2 or Section 6: (i) are part of and shall constitute "Obligations" of Party B to Party A or to any Affiliate of Party A under any note, loan agreement, line of credit agreement, guaranty, mortgage, deed of trust, security agreement, pledge agreement, financing statement, letter of credit application or agreement, as any of the same may be amended, modified or supplemented from time to time, or any other instrument, agreement or document previously, simultaneously with or

hereafter executed and delivered by Party B as evidence of, as security for, as a guaranty of, or otherwise in connection with, any obligation of Party B to Party A or to any Affiliate of Party A, whether or not this Agreement is specifically referred to therein; and (ii) shall be subject to and entitled to all of the rights and benefits accruing or accorded to "Obligations" under any such instrument, agreement or document, including without limitation any and all property, of whatever kind or nature, given or pledged by Party B as collateral or security for any such "Obligations."

(m) **Interest Rate Caps, Collars and Floors.**

(i) As used in this Agreement or in a Confirmation, "Rate Protection Transaction" will mean any Transaction that is identified in the related Confirmation as a Rate Protection Transaction, Rate Cap Transaction, Rate Floor Transaction or Rate Collar Transaction.

(ii) Notwithstanding anything to the contrary in this Agreement, the following provisions will apply with respect to a Rate Protection Transaction:

(A) the Floating Rate applicable to any Calculation Period will be (i) with respect to a Floating Rate Payor for which a Cap Rate is specified, the excess, if any, of the Floating Rate calculated as provided in this Agreement (without reference to this paragraph (l)(ii)(A) over the Cap Rate and (ii) with respect to a Floating Rate Payor for which a Floor Rate is specified, the excess, if any, of the Floor Rate over the Floating Rate calculated as provided in this Agreement (without reference to this paragraph (l)(ii)(A));

(B) "Cap Rate" means, in respect of any Calculation Period, the per annum rate specified as such for that Calculation Period; and

(C) "Floor Rate" means, in respect of any Calculation Period, the per annum rate specified as such for that Calculation Period.

(iii) For purposes of the determination of a Market Quotation or Loss, which ever is applicable, for a Terminated Transaction in respect of which a party ("X") had, immediately prior to the designation or occurrence of the relevant Early Termination Date, no future payment obligations, whether absolute or contingent, under Section 2(a) of this Agreement with respect to the Terminated Transaction, (i) the quotations obtained from Reference Market-makers or the Loss calculation, as the case may be, shall be such as to preserve the economic equivalent of the payment obligations of the party ("Y") that had, immediately prior to the designation or occurrence of the relevant Early Termination Date, future payment obligations, whether absolute or contingent, under Section 2(a) of this Agreement with respect to the Terminated Transaction and (ii) if X is making the determination such amounts shall be expressed as positive amounts and if Y is making the determination such amounts shall be expressed as negative amounts.

(iv) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all of its payment or delivery obligations under Section 2(a)(i) of this Agreement and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under

Section 2(a)(i).

BY SIGNING BELOW, Party A and Party B hereby confirm the terms of this Schedule to the Master Agreement.

MANUFACTURERS AND TRADERS TRUST COMPANY

By: ______________________

Name: Michael B. Heer

Title: Administrative Vice President

IEC ELECTRONICS CORP.

By: ______________________

Name: W. Barry Gilbert

Title: Chairman and Chief Executive Officer

APPENDIX A TO SCHEDULE TO ISDA MASTER AGREEMENT

List of Credit Support Documents

Fourth Amended and Restated Credit Facility Agreement by and between Party A and Party B effectively dated as of January 17, 2012.

Amended and Restated General Security Agreement by and between Party A and Party B effectively dated as of December 16, 2009.

Reaffirmation by Party B, IEC Electronics Wire and Cable, Inc., IEC Electronics Corp – Albuquerque (Formerly known as General Technology Corporation) ("IEC-A"), Southern California Braiding, Inc. ("SCB") and Dynamic Research and Testing Laboratories, LLC ("DRTL") to and for the benefit of Party A effectively dated January 17, 2013.

Amended and Restated Continuing Guaranty between IEC Electronics Wire and Cable, Inc. to and in favor of Party A effectively dated December 16, 2009.

Continuing Guaranty between CSCB, Inc. now known as Southern California Braiding, Inc. to and in favor of Party A effectively dated December 17 2010.

Continuing Guaranty between General Technology Corporation now known as IEC Electronics Corp.- Albuquerque to and in favor of Party A effectively dated December 16, 2009.

APPENDIX B TO SCHEDULE TO ISDA MASTER AGREEMENT

List of Credit Support Providers

IEC Electronics Wire and Cable, Inc pursuant to the Amended and Restated Continuing Guaranty effectively dated December 16, 2009 from IEC Electronics Wire and Cable, Inc to and for the benefit of Party A.

CSCB, Inc. now known as Southern California Braiding, Inc. pursuant to the Continuing Guaranty effectively dated December 17, 2010 from CSCB, Inc. now known as Southern California Braiding, Inc. to and for the benefit of Party A.

General Technology Corporation now known as IEC Electronics Corp.-Albuquerque pursuant to the Continuing Guaranty effectively dated December 16, 2009 from General Technology Corporation now known as IEC Electronics Corp.-Albuquerque to and for the benefit of Party A.